Exhibit 99.1

CALMARE THERAPEUTICS REPORTS

PRELIMINARY TALLY OF CONSENTS BY SHAREHOLDERS

Fairfield, CT – June 14, 2018 – Calmare Therapeutics Incorporated (OTC: CTTC) (“CTI”), a pain mitigation company (“Calmare”), today reported the preliminary tally of consents by shareholders with respect to a recent consent solicitation neither supported by Calmare's officers nor by four of its five directors. This preliminary tally is based on information prepared by IVS Associates Inc., a professional services organization specializing in independent tabulation and certification of voting results. The preliminary tally indicates that none of the proposals were adopted because none of them received approval of a majority of the shares outstanding on the February 13, 2018 record date.

The consent solicitation for these proposals was opposed by current management, and also opposed by four of the five current directors of Calmare. The six proposals, none of which were approved, proposed to remove four of the five current directors, elect new directors to the Board, make two different amendments to Calmare's existing Bylaws, and provide new requirements for additional Bylaws and Bylaw amendments.

Participants in Solicitation

The Company and its directors and executive officers are deemed to be participants in the consent revocation solicitation. These participants are identified in the Company's Amended Definitive Consent Revocation Statement (Amendment No. 1) that the Company filed with the U.S. Security and Exchange Commission ("SEC") on January 16, 2018. Information regarding the interests of participants of the Company in the solicitation of consent revocations and other relevant material will be filed with the SEC when they become available. Some of this information has been included in the preliminary consent revocation materials that the Company filed with the SEC.

Additional Information

Shareholders are encouraged to read the Company's Consent Revocation Statement and subsequent filings, together with any other relevant documents that the Company files with the SEC when they become available. They will contain important information.

Investors and security holders will be able to obtain the documents electronically, free of charge, from the SEC's website, www.sec.gov or the Calmare Therapeutics Incorporated website, www.calmaretherapeutics.com or in print form by writing to Calmare Therapeutics Incorporated, 1375 Kings Highway, Suite 400, Fairfield, CT 06824-5380 Attention: Investor Relations.

About IVS Associates, Inc.

IVS Associates, Inc., (“IVS”) is a professional services organization specializing in independent tabulation and certification of voting results for corporations and associations throughout the United States. IVS has served as independent inspectors at over 200 contested meetings and 600 routine annual meetings. It has earned its reputation as the leading provider of independent inspectors for the most important votes-proxy fights and contested meetings.

About Calmare Therapeutics, Inc.

Calmare Therapeutics, Inc. researches, develops and commercializes chronic, neuropathic pain and wound affliction devices. Our flagship medical device – the Calmare® Pain Therapy Device (the “Calmare Device”) – is the world’s only non-invasive and non-addictive modality that can successfully treat chronic, neuropathic pain. The Company holds a U.S. Food & Drug Administration 510k clearance designation on its flagship device, which grants it the exclusive right to sell, market, research and develop the medical device in the United States. The Calmare Devices are commercially sold to medical practices throughout the world. They are also found in U.S. military hospitals, clinics and other military installations.

Forward-Looking Statement

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

Contacts:

Calmare Therapeutics Incorporated
Conrad Mir
President and CEO
cmir@calmaretherapeutics.com
203.368.6044

www.calmaretherapeutics.com